DALE MATHESON

CARR-HILTON LABONTE

C H A R T E R E D   A C C O U N T A N T S

610 – 938 Howe Street

Vancouver, BC  Canada

V6Z 1N9

Telephone

(604) 682-2778

Facsimile

(604) 689-2778

Email:

rjl@labonteco.com

January 28, 2004

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth St. N.W.

Washington,  D.C.  20549

Re: AER Ventures, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated January 28, 2004, of the following:

•

Our report to the Board of Directors and Stockholders of AER Ventures, Inc. dated January 16, 2004 on the financial statements of the Company as at December 31, 2003 and for the period from March 31, 2003 (inception) to December 31, 2003.

In addition we also consent to the reference to our firm under the heading “Interests of Named Experts And Counsel” in this Form SB-2 Registration Statement.

Yours truly,

“Dale Matheson Carr-Hilton LaBonte”

DALE MATHESON CARR-HILTON LABONTE

Chartered Accountants